Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 18, 2013, relating to the consolidated financial statements of ADA-ES, Inc. and Subsidiaries as of December 31, 2012, 2011, and 2010 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ EKS&H LLLP

EKS&H LLLP

July 3, 2013

Denver, Colorado